UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 5, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 5, 2016, RiceBran Technologies (“RBT”) entered into a Settlement Agreement (“Settlement Agreement”) with (i) LF-RB Management, LLC, Stephen D. Baksa, Richard Bellofatto, Edward M. Giles, Michael Goose, Gary L. Herman, Larry Hopfenspirger and Richard Jacinto II (collectively, the LF-RB Group”) and (ii) Beth Bronner, Ari Gendason and Brent Rosenthal (the “LF-RB Designees” and together with the LF-RB Group, the  “Shareholder Group”).

Among other things, the Settlement Agreement provides that:

•	RBT’s Board of Directors (“RBT Board”) will cumulate its votes from the 2016 Annual Meeting of Shareholders (“2016 Shareholder Meeting”) in favor of the election of John Short, Baruch Halpern, Henk Hoogenkamp and David Goldman;
•	The LF-RB Group shall cumulate its votes from the 2016 Shareholder Meeting in favor of Brent Rosenthal, Beth Bronner and Michael Goose;
•	Michael Goose will resign from the RBT Board effective immediately following his election to the Board, and the RBT Board shall appoint Ari Gendason to the RBT Board to fill this vacancy;
•	Until the Termination Date (defined below), RBT’s Board shall nominate the LF-RB Designees to the RBT Board at each shareholder meeting and recommend that the RBT shareholders vote in favor the election of the LF-RB Designees;
•	Until the Termination Date, the size of the Board shall be fixed at no more than seven directors; provided, however, that the RBT Board shall in good faith consider adding, but shall not be obliged to add, a possible eighth director in connection with the 2017 Annual Meeting of Shareholders and a possible ninth director in connection with the 2018 Annual Meeting of Shareholders.;
•	Brent Rosenthal will be appointed as Chairperson of the RBT Board;
•	The RBT Board shall appoint (i) David Goldman as Chairperson of the Audit Committee, (ii) Beth Bronner as Chairperson of the Compensation Committee, (ii) Henk Hoogenkamp and Brent Rosenthal as Co-Chairpersons of the Nominating and Governance Committee, (iv) Brent Rosenthal, Ari Gendason, Henk Hoogenkamp and David Goldman as members of the Nominating and Governance Committee.
•	Michael Goose will be appointed as President of Ingredient Sales and Marketing for North America (with the intention to include global sales and marketing within six months based on satisfactory performance);
•	Until the Termination Date, each member of the Shareholder Group shall vote their shares of RBT stock at each shareholder meeting in accordance with the RBT Board’s recommendations;
•	Until the Termination Date, without the prior written consent of the RBT Board, each member of the Shareholder Group shall not (i) acquire Company securities that would result in the control or beneficial ownership of more than 10.0% of the outstanding shares of RBT common stock, (ii) publicly nominate any person for election to the RBT Board or participate in the calling of a special meeting of RBT’s shareholders;
•	RBT will pay the LF-RB Group $50,000 in cash and issue 100,000 shares of RBT common stock to designees of the LF-RB Group to partially reimburse the LF-RB Group for out-of-pocket legal fees and other expenses incurred by the LF-RB Group in connection with its solicitation of proxies to elect its designees to the RBT Board at the 2016 Shareholder Meeting; and

•	The Settlement Agreement may be terminated by either side at any time following the close of business of December 31, 2018 (the date of such termination, the “Termination Date”).

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Goose from the Board of Directors

As described in the Form 8-K/A filed on July 11, 2016 detailing the final results of the 2016 Annual Shareholder Meeting, Michael Goose was elected to the RBT Board.  Pursuant to the Settlement Agreement, Michael Goose resigned from the RBT Board effective immediately following his election to the RBT Board.

Appointment of Ari Gendason to the Board of Directors

Pursuant to the Settlement Agreement, on July 7, 2016 Ari Gendason, 41, was appointed to the RBT Board to fill the vacancy created when Mr. Goose resigned from the RBT Board.  Mr. Gendason will serve on the Nominating and Governance Committee.  Mr. Gendason is Senior Vice President, Corporate Investments of Continental Grain Company, a global food and agriculture company. He has been with Continental Grain Company since 2004. Mr. Gendason was formerly an Associate at VantagePoint Venture Partners, an Associate at Greenbridge Capital, an Associate at RSL Communications, and an Investment Banking Analyst at CIBC Oppenheimer.  Mr. Gendason received both his BS in finance and accounting and his MBA in finance from The Wharton School of the University of Pennsylvania. Mr. Gendason will be compensated according to RBT’s standard compensation policies for directors.

Appointment of Robert Smith as Chief Operating Officer

On July 7, 2016, Robert Smith, PhD, 55, was appointed Chief Operating Officer of RBT.  Mr. Smith has served as RBT’s senior vice president of operations and R&D since November 2014 and as senior vice president of sales and business development from November 2013 to November 2014, and was senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years’ experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a doctor of philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago.

In connection with his appointment as Chief Operating Officer, Dr. Smith entered into an employment agreement with RBT.  The employment agreement has a term ending on June 30, 2017.  Pursuant to the employment agreement, RBT agreed to pay Dr. Smith an annual salary of $200,000.  Dr. Smith may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by the RBT Board or Compensation Committee.

If Dr. Smith is terminate by RBT without “cause” (as defined in the employment agreement) or is terminated by Dr. Smith with “good reason” (as defined in the employment agreement), then Dr. Smith will be entitled to receive an amount equal to one-half of his annual salary plus any accrued but unpaid compensation.  In addition, if Dr. Smith’s employment terminates in connection with a “change of control” (as defined in the employment agreement), Dr. Smith will be entitled to receive an additional amount equal to one-half of his annual salary.

The description of the terms of the employment agreement does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Appointment of Mark McKnight as President of Contract Manufacturing

On July 7, 2016, Mark McKnight, 50, was appointed President of Contract Manufacturing. Mr. McKnight has served as our senior vice president of sales & marketing since November 2014 and as president of our wholly owned subsidiary Healthy Natural, Inc. (HN) since January 2014. From January 2014 to November 2014, Mr. McKnight served as our senior vice president of contract manufacturing.  Mr. McKnight founded HN and was the CEO and Chairman of HN since 2008.  Mr. McKnight started developing unique product formulations in 1995 and has developed successful products that cover three key channels of distribution, including MLMs, health food stores and mass retailers.  Mr. McKnight has been in the natural products industry since 1993, and he is a current member of the Natural Products Association and the Institute for Food Technologists.

Mr. McKnight entered into an employment agreement with RBT on September 20, 2013, and an amendment to this employment agreement on December 30, 2013, which employment agreement and amendment continue to be effective, are filed herewith as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Amendment of Employment Agreement for Dale Belt

On July 7, 2016, J. Dale Belt, RBT’s Chief Financial Officer, amended Mr. Belt’s employment agreement to reduce the severance payable to Mr. Belt if his employment terminates in connection with a change of control (as defined in Mr. Belt’s employment agreement).  Before this amendment, Mr. Belt was entitled to receive a severance amount equal to two years of his annual salary if his employment terminated in connection with a change of control transaction.  The amendment to his employment agreement reduced the severance amount that Mr. Belt would be paid if his employment were terminated in connection with a change of control transaction to (i) six months of base salary, if Mr. Belt’s employment is terminated voluntarily by Mr. Belt, for cause by RBT or for disability and (ii) twelve months of base salary, if Mr. Belt’s employment is terminated by Mr. Belt for good reason, by the Company without cause or as a result of Mr. Belt’s death.

The foregoing description of the amendment is only a summary and is qualified in its entirety by reference to the full text of the amended and restated employment agreement for Mr. Belt, which agreement is filed as Exhibits 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement dated July 5, 2016
10.2	Employment Agreement with Robert Smith dated as of July 1, 2016
10.3
Employment Agreement with Mark McKnight dated as of September 20, 2013  (incorporated herein by reference to exhibits previously filed on Amendment No. 1 to registrant’s annual report on Form 10-K, filed on April 30, 2014)

10.4
Amendment to Employment Agreement and Non-Competition Agreement for Mark S. McKnight dated December 30, 2013 (incorporated herein by reference to exhibits previously filed on Amendment No. 1 to registrant’s annual report on Form 10-K, filed on April 30, 2014)

10.5	Amended and Restated Employment Agreement with Jerry Dale Belt dated as of July 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: July 11, 2016	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)